                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                 The Sportsman's Guide, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

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     (4) Date Filed:

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

                          [THE SPORTSMANS GUIDE LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 7, 2004

To Our Shareholders:

     The Annual Meeting of Shareholders of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), will be held at the Company's executive offices located at 411 Farwell Avenue, South St. Paul, Minnesota on Friday, May 7, 2004, at 2:00 p.m., Minnesota time, for the following purposes:

     1. Election of seven directors to serve until the next Annual Meeting and until their respective successors have been elected and qualified;

     2. Approval of the 2004 Stock Incentive Plan;

     3. Ratification of the engagement of Grant Thornton LLP as independent certified public accountants for the Company for 2004; and

     4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of the Company's Common Stock at the close of business on March 12, 2004 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     All shareholders are cordially invited to attend the Annual Meeting in person.

                                          By Order Of The Board Of Directors

                                          /s/ CHARLES B. LINGEN
                                          Charles B. Lingen, Secretary

South St. Paul, Minnesota
March 26, 2004

   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND
          PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

                          THE SPORTSMAN'S GUIDE, INC.
                               411 FARWELL AVENUE
                        SOUTH ST. PAUL, MINNESOTA 55075
                           -------------------------

                                PROXY STATEMENT
                                  MAILING DATE
                                 MARCH 26, 2004
                           -------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Sportsman's Guide, Inc., a Minnesota corporation (the "Company"), for use for the purposes set forth herein at its Annual Meeting of Shareholders to be held on May 7, 2004 and any adjournments thereof. All properly executed proxies will be voted as directed by the shareholder on the proxy card. If no direction is given, proxies will be voted in accordance with the Board of Directors' recommendations and, in the discretion of the proxy holders, in the transaction of such other business as may properly come before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by a shareholder by delivering written notice of revocation to the Company or in person at the Annual Meeting at any time prior to the voting thereof.

                       VOTING SECURITIES AND RECORD DATE

     The Company has one class of voting securities outstanding, namely Common Stock, par value $.01 per share. Only holders of record of the Company's Common Stock at the close of business on March 12, 2004 are entitled to notice of and to vote at the Annual Meeting. As of March 12, 2004, there were 4,693,778 shares of Common Stock outstanding, and each share is entitled to one vote on all matters to be voted upon at the Annual Meeting. Under the Company's Restated Articles of Incorporation and Bylaws, each shareholder has the right to vote cumulatively for the election of directors by giving written notice of his intent to cumulate his votes to any officer of the Company before the Annual Meeting or to the presiding officer of the Company at the Annual Meeting at any time before the election of directors. Under cumulative voting, each shareholder has the right to cast that number of votes per share equal to the number of directors to be elected and may cast all of the shareholder's votes for a single candidate or distribute those votes among any number of candidates. In the event that directors are elected by cumulative voting and cumulated votes represented by proxies solicited hereby are insufficient to elect all the nominees, then the proxy holders will vote such proxies cumulatively for the election of as many of such nominees as possible and in such order as the proxy holders may determine.

     The presence in person or by proxy of holders of 40% of the shares of the Company's Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

     Directors are elected by a plurality of the votes cast by the holders of Common Stock at a meeting at which a quorum is present. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect. A broker non-vote occurs when a broker submits a proxy with respect to shares held in a fiduciary capacity (or "street name") that indicates the broker does not have discretionary authority to vote the shares on a particular matter. Brokers normally have discretion to vote shares held in street name on "routine" matters, such as election of directors and ratification of accountants, but not on non-routine matters such as approval of stock plans.

                 MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING

1. ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless otherwise directed, it is the intention of the persons named in the accompanying proxy to vote each proxy for the election of the nominees listed below. Each nominee is presently a director of the Company. If at the time of the Annual Meeting any nominee is unable or declines to serve, the proxy holders will vote for the election of such substitute nominee as the Board of Directors may recommend. The Company and the Board of Directors have no reason to believe that any substitute nominee will be required.

     Set forth below is certain information with respect to each nominee for director.

     GARY OLEN, 61, is a co-founder of the Company. Mr. Olen served as Executive Vice President and Secretary from its incorporation in 1977 until 1994, President from 1994 to 1998 and Chief Executive Officer from 1994 until his retirement in 2000. Mr. Olen has been Chairman of the Board since 1998 and a director since its incorporation. Mr. Olen was also the sole proprietor of the predecessor of the Company, The Olen Company, founded in 1970. Mr. Olen will step down as Chairman of the Board effective as of the date of the Annual Meeting and will continue as a director.

     GREGORY R. BINKLEY, 55, has been a director since 1995. Mr. Binkley has been an employee since 1994 when he was elected Vice President. Mr. Binkley became Senior Vice President of Operations and Chief Operating Officer in 1995, Executive Vice President in 1996, President in 1998 and Chief Executive Officer in 2000. From 1993 to 1994, Mr. Binkley worked as an independent operations consultant. From 1990 to 1993, Mr. Binkley was Director of Distribution of Fingerhut Companies, Inc., a mail order catalog business and from 1988 to 1990 was Director of Distribution with Cable Value Network, Inc., a cable television retailer. Mr. Binkley worked for Donaldsons Department Stores, a division of Allied Stores Corporation, from 1975 to 1988, serving as Vice President of Finance and Operations from 1987 to 1988 and Vice President of Operations from 1981 to 1987.

     CHARLES B. LINGEN, 59, has been a director since 1995. Mr. Lingen has been Chief Financial Officer, Vice President of Finance and Treasurer since 1994. Mr. Lingen was elected Secretary in 1995, Senior Vice President of Finance in 1996 and Executive Vice President of Finance and Administration in 2000. From 1973 to 1994, Mr. Lingen worked at Fingerhut Companies, Inc., serving as Vice President of Finance and Controller from 1989 to 1994.

     LEONARD M. PALETZ, 69, is a co-founder and served as Chairman of the Board, President, Chief Executive Officer, Treasurer and a director from 1977 until 1994. Mr. Paletz retired as an employee in 1994.

     WILLIAM T. SENA, 67, has been a director since 1990 and will become Chairman of the Board effective as of the date of the Annual Meeting. He is an investment advisor with Sena Weller Rohs Williams, Inc., an investment advisory firm. Mr. Sena has been associated with the investment advisory firm and its predecessor since 1965.

     JAY A. LEITCH, Ph.D., 55, has been a director since 2003. He is Dean and Distinguished Professor of Agricultural Economics, College of Business Administration, North Dakota State University. Dr. Leitch has been a member of the faculty of North Dakota State University since 1981 and has served as a consultant to numerous government and private organizations.

     DAROLD D. RATH, 62, has been a director since 2003. He is the Senior Executive Partner of EideBailly LLP, a certified public accounting firm. Mr. Rath served as Managing Partner of EideBailly from 1981 to 2003 and has been involved in public accounting since 1967.

BOARD OF DIRECTORS

     The Board of Directors has determined that four of its seven members, Leonard M. Paletz, William T. Sena, Jay A. Leitch and Darold D. Rath, are independent within the meaning of Rule 4350 of the National Association of Securities Dealers, Inc. ("NASD").

     During 2003, the Board of Directors held five meetings. Each director attended over 75% of the Board meetings and meetings of Board committees on which he served held during 2003.

     Directors are invited and encouraged to attend the Company's annual meeting of shareholders. All directors attended the 2003 Annual Meeting.

BOARD COMMITTEES

     The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee.

     Audit Committee. The Audit Committee provides independent review and oversight of the Company's financial reporting processes, internal controls and independent accountants. The Audit Committee is directly responsible for the appointment, retention and oversight of the work of the Company's independent accountants. The Audit Committee meets regularly with the Company's management and independent accountants to review the results of the annual audit and quarterly reviews and discuss the financial statements. The Audit Committee met five times during 2003. The Audit Committee acts pursuant to a written charter. The members of the Audit Committee are Darold D. Rath, Chairman, Leonard M. Paletz and Jay A. Leitch. All members of the Audit Committee are independent within the meaning of applicable Nasdaq listing standards and rules of the Securities and Exchange Commission ("SEC"). The Board has determined that Mr. Rath is an audit committee financial expert as defined by applicable SEC rules.

     Compensation Committee. The Compensation Committee is responsible for the review and determination of the salaries, bonuses, stock options and other compensation of the Chief Executive Officer and other executive officers of the Company. The members of the Compensation Committee are William T. Sena, Chairman, Leonard M. Paletz and Jay A. Leitch. All members of the Compensation Committee are independent within the meaning of applicable Nasdaq listing standards. The Compensation Committee met twice during 2003.

     Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists the Board in identifying and evaluating prospective director nominees, recommends for the Board's selection a slate of director nominees for election to the Board at the annual meeting of shareholders, and oversees the Company's corporate governance practices. The Nominating and Corporate Governance Committee acts pursuant to a written charter. The members of the Nominating and Corporate Governance Committee are William T. Sena, Chairman, Darold D. Rath and Jay A. Leitch. All members of the Nominating and Corporate Governance Committee are independent within the meaning of applicable Nasdaq listing standards. The Nominating and Corporate Governance Committee was established in November 2003 and met twice in February 2004.

     The Board seeks director candidates who possess the background, skills and expertise to make a significant contribution to the Board, the Company and shareholders. In identifying and evaluating director candidates, the Nominating and Corporate Governance Committee may consider a number of attributes, including experience, skills, judgment, accountability and integrity, financial literacy, time, industry knowledge, networking/contacts, leadership, independence from management and other factors it deems relevant. The Nominating and Corporate Governance Committee reviews the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current directors and specific needs of the Company and the Board. The Nominating and Corporate Governance Committee may solicit advice from the CEO and other members of the Board.

     The Nominating and Corporate Governance Committee will consider director candidates recommended by the Company's shareholders. Shareholders must submit the name of a proposed shareholder candidate to the Nominating and Corporate Governance Committee at the Company's executive offices by the date specified under "Shareholder Proposals."

     Executive Committee. The Executive Committee is empowered to exercise all of the powers and authority of the Board of Directors between meetings of the Board. The members of the Executive Committee are Gregory R. Binkley and William
T. Sena. The Executive Committee took action by unanimous written consent once during 2003.

CODE OF ETHICS AND COMMITTEE CHARTERS

     The Company has adopted a Code of Business Conduct and Ethics applicable to its employees, officers and directors. A copy of the Code of Business Conduct and Ethics has been filed as an exhibit to the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and is posted on the Company's investor relations web site www.sportsmansguideir.com.

     The charters of the Audit Committee and the Nominating and Corporate Governance Committee are posted on the Company's investor relations web site www.sportsmansguideir.com.

PROCEDURES FOR CONTACTING DIRECTORS

     Shareholders may communicate with the Board or a specific director by writing to The Sportsman's Guide, Inc., 411 Farwell Avenue, South St. Paul, Minnesota 55075, Attention: Board of Directors or [Name of Specific Director]. All communications will be forwarded as soon as practicable to the specific director or, if addressed to the Board, to the Chairman of the Board or other director designated by the Board to receive such communications.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive $36,000 annually for services as a director plus expenses incurred in attending board meetings.

AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors provides independent review and oversight of the Company's financial reporting processes, internal controls and independent accountants. The charter of the Audit Committee is attached to this Proxy Statement as Appendix A.

     Following the end of the 2003 fiscal year, the Audit Committee analyzed and discussed the audited financial statements with management and Grant Thornton LLP, the Company's independent public accountants. The Audit Committee also discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) and Statement on Auditing Standards No. 90. The Audit Committee also received the written disclosures and a letter from Grant Thornton LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based upon the analysis and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

                                          Darold D. Rath, Chairman
                                          Leonard M. Paletz
                                          Jay A. Leitch

2. APPROVAL OF 2004 STOCK INCENTIVE PLAN

     One of the purposes of the Annual Meeting is to consider and vote upon approval of the Company's 2004 Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board of Directors on March 10, 2004, subject to approval by shareholders. The purpose of the Plan is to promote the interests of the Company and its shareholders by (i) attracting and retaining individuals eligible to participate in the Plan; (ii) motivating such individuals by providing incentive compensation; and (iii) aligning the interests of such individuals with the interests of the Company's shareholders.

SUMMARY OF THE PLAN

     The Plan will be administered by the Compensation Committee of the Board of Directors or such other committee as may be designated by the Board (the "Committee"). Any employee or consultant of the Company will be eligible to be designated a participant under the Plan. It is not possible to state in advance the exact number and identity of those employees who will ultimately participate in the Plan. Currently, 17 employees hold options granted under the Company's stock option plans, including three executive officers. The Committee has the sole and complete authority to determine the participants to whom awards will be granted under the Plan.

     The Plan authorizes a maximum of 600,000 shares of Common Stock with respect to which awards may be granted, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events. Shares subject to the unexercised or undistributed portion of a terminated or forfeited award and shares tendered or withheld to pay the exercise price of an option or required tax withholding shall be available for further awards. The shares issued pursuant to awards may be authorized but unissued shares or shares acquired in the open market to satisfy Plan requirements. On March 18, 2004, the last reported sale price of the Common Stock on the Nasdaq National Market was $21.72 per share.

     The Committee may grant the following types of awards under the Plan:

     Stock Options. Stock options are options to purchase a specific number of shares at such times and subject to such terms and conditions as the Committee may determine. The term of an option cannot exceed ten years and the exercise price cannot be less than 100% of the fair market value of the stock on the date of grant. Incentive Stock Options are subject to additional provisions necessary to comply with Section 422 of the Internal Revenue Code. The aggregate fair market value of shares subject to Incentive Stock Options which are exercisable by one person for the first time in a calendar year cannot exceed $100,000, Incentive Stock Options may not be granted after the tenth anniversary of the effective date of the Plan, and Incentive Stock Options granted to employees who own more than 10% of the combined voting power of the Company's stock cannot be exercisable more than five years after the date of grant or have an exercise price less than 110% of the fair market value of the stock on the date of grant.

     Payment of the exercise price of an option granted under the Plan may be made (i) in cash or by check, (ii) by tendering shares of Common Stock owned by the optionee or (iii) by authorizing a broker to sell all or a portion of the shares acquired upon exercise of the option and remit to the Company a portion of the sale proceeds sufficient to pay the exercise price and required tax withholding, or by a combination of the foregoing.

     Restricted Stock. Restricted stock is Common Stock that is issued to a participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including the achievement of specific Company or individual performance goals over a specified period of time. The participant has the rights of the holder of the restricted stock subject to the restrictions. Certificates representing restricted stock are held in custody by the Company until the restrictions lapse.

     Stock Equivalent Units. A stock equivalent unit is an award based on the fair market value of one share of Common Stock. A stock equivalent unit award may be subject to conditions and restrictions established by the Committee, including the achievement of specific Company or individual performance goals over a specified period of time and may be settled in shares or cash.

     Performance Units. A performance unit is an award denominated in a cash amount which may be based on achievement of specific Company or individual performance goals over a specified period of time and may be settled in shares or cash.

     Performance Compensation Awards. Section 162(m) of the Internal Revenue Code limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the other named executive officers in the Company's proxy statement unless, among other things, the compensation qualifies as "performance-based compensation" under Section 162(m) and the material terms of the plan for such compensation are approved by shareholders. The Committee may, at the time of the grant of an award (other than an option) under the Plan, designate the award as a performance compensation award in order to qualify the award as performance-based compensation under Section 162(m). Stock options granted under the Plan are intended to qualify as performance-based compensation.

     The Committee will establish in writing a performance period, performance measure(s), performance goal(s) and performance formula(s), prior to the applicable performance period, with respect to a performance compensation award. Once established for a performance period, such items may not be modified to the extent the modification would cause the compensation to fail to constitute qualifying performance-based compensation under Section 162(m). The performance measures that the Committee may select include one or more of the following: basic and diluted earnings per share; revenue; operating income; net income (either before or after taxes); net income before interest and taxes; net income before interest, taxes, depreciation and amortization; return on capital; return on equity; net cash provided by operations; stock price; and total shareholder return. A participant shall be eligible to receive payment of a performance compensation award only to the extent that the performance goal(s) for the award are achieved and the performance formula as applied against such performance goal(s) determines that all or some portion of the award has been earned for the performance period. The Committee will review and certify in writing whether and to what extent the performance goal(s) for the performance period have been achieved and the amount of the award earned by and to be paid to the participant. The Committee may use discretion to decrease, but not increase, the amount of such award otherwise payable to the participant.

     The maximum number of shares with respect to which awards may be granted to any single participant in the form of options, restricted stock or stock equivalent units may not exceed the total number of shares available under the Plan. The maximum amount of performance units that may be granted to any one participant with respect to a single performance period may not exceed $1,000,000.

     Each award under the Plan will be evidenced by an award agreement setting forth the terms and conditions applicable to the award.

     The Committee has the discretion to provide that in the event of a "change of control" (as defined in the Plan), any outstanding awards held by participants which are unexercisable or otherwise unvested will automatically be deemed exercisable or vested.

     The Board of Directors may amend, suspend or terminate the Plan or any portion of the Plan at any time, provided that no such amendment, suspension or termination (i) may impair the rights of any participant with respect to awards previously granted under the Plan without the participant's consent or (ii) operate to increase the number of shares available for awards or decrease the exercise price of any option without shareholder approval, except for share or price adjustments in the event of certain significant corporate events.

     The Plan will remain in effect until all awards under the Plan have been exercised or terminated.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a general description of federal income tax consequences to participants and the Company relating to Incentive Stock Options, nonqualified stock options and certain other awards that may be granted under the Plan. This discussion does not purport to cover all tax consequences relating to stock options and other awards.

     An optionee will not recognize income upon the grant or exercise of an Incentive Stock Option provided the optionee was an employee of the Company or a subsidiary at all times from the date of grant until three months prior to exercise (or one year prior to exercise in the event of death or disability). Generally, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option price will be includable in income for purposes of determining alternative minimum tax and such amount will be added to the tax basis of the stock for purposes of determining alternative minimum taxable income in the year the stock is sold. Where shares acquired upon exercise of an Incentive Stock Option are sold more than two years after grant and more than one year after exercise, long-term capital gain or loss will be recognized equal to the difference between the sales price and the option price. An optionee who sells such shares within two years after grant or one year after exercise will recognize ordinary income in an amount equal to the lesser of the difference between (i) the option price and the fair market value of the shares on the date of exercise or (ii) the option price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. In such event, the Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the time the optionee recognizes the income.

     An optionee will not recognize income upon the grant of a nonqualified stock option. Upon exercise of the option, the optionee will recognize ordinary income equal to the excess of the fair market value of the Common Stock on the date of exercise over the option price. The tax basis of the option stock in the hands of the optionee will equal the option price plus the amount of ordinary income recognized upon exercise, and the holding period for the stock will commence on the day the option is exercised. An optionee who sells option stock will recognize capital gain or loss measured by the difference between the tax basis of the stock and the amount realized on sale. Such gain or loss will be long-term if the stock is held for more than one year after exercise. The Company will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee at the same time the optionee recognizes the income.

     Restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value of the stock over the purchase price (if any) only at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant. Stock equivalent units and performance units generally are subject to tax at the time of payment in shares or cash, measured by the value of the payments received. In each case, the Company will generally have a corresponding deduction at the time the participant recognizes income.

NEW PLAN BENEFITS

     The Committee approved a stock option program for the current year consisting of the grant of stock options to purchase a total of 184,000 shares of Common Stock to five officers, including three executive officers, from existing option plans. See "Executive Compensation -- Option Grants in Last Fiscal Year." Upon shareholder approval of the Plan, the Committee plans to authorize the grant of options to purchase 100,000 shares of Common Stock to non-executive officer employees under the Plan.

     Except as noted above, the future benefits or amounts that would be received under the Plan by executive officers and other employees is discretionary and therefore not determinable at this time. In addition, the benefits or amounts which would have been received by or allocated to such persons for the last completed fiscal year if the Plan had been in effect cannot be determined.

     Approval of the Plan requires the affirmative vote of a majority of the shares present in person or by proxy. Abstentions will be considered present and will have the effect of a vote against approval of the Plan. Broker non-votes will not be counted in determining the number of shares necessary for approval.

             THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE PLAN.

3. RATIFICATION OF ENGAGEMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company intends to request that the shareholders ratify the selection of Grant Thornton LLP, independent certified public accountants, for 2004. The Company has requested and expects a representative of Grant Thornton LLP to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

     The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2003 and 2002 by Grant Thornton LLP:

                                                  2003       2002
                                                  ----       ----
Audit Fees(1)...............................    $ 69,120    $58,550
Audit-Related Fees(2).......................           0          0
Tax Fees(3).................................      11,896      6,915
All Other Fees(4)...........................      26,902      6,800
                                                --------    -------
       Total................................    $107,918    $72,265
                                                ========    =======

-------------------------

(1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's annual financial statements and review of the interim financial statements included in the Company's quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.

(2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees."

(3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include preparation of federal and state tax returns, estimates and assistance in federal and state tax compliance.

(4) All Other Fees consist of fees for products and services other than services reported above. In 2003, this category included fees related to audit of the financial statements of an employee benefit plan and consulting regarding compliance with the Sarbanes-Oxley Act. In 2002, this category included fees related to audit of the financial statements of an employee benefit plan.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

     All audit and non-audit services to be performed by the Company's independent accountants must be approved in advance by the Audit Committee. Each year, the independent accountants provide the Audit Committee with a description of the audit, tax and other services to be provided for the year and related fees. The Audit Committee then approves the services at the stated fees. Additional services proposed to be provided by the independent accountants may be presented to the Audit Committee at any time and are approved or declined as presented.

     SEC rules permit waiver of the pre-approval requirements for services other than audit, review or attest services if certain conditions are met. None of the services listed above as Audit-Related, Tax and All Other were provided in 2003 without pre-approval. The SEC's pre-approval requirements were not in place during 2002.

4. OTHER BUSINESS

     The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those mentioned above. However, if other matters should properly come before the Annual Meeting or any adjournments thereof, the proxy holders will vote the proxies thereon in their discretion.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid to the Chief Executive Officer and to each of the other most highly compensated executive officers of the Company (the "Named Executive Officers") for services rendered in all capacities for each of the years indicated.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                  ANNUAL COMPENSATION       COMPENSATION         ALL OTHER
                                                 ---------------------      ------------      COMPENSATION(1)
                                                 SALARY         BONUS         OPTIONS         ---------------
NAME AND PRINCIPAL POSITION            YEAR        ($)           ($)            (#)                 ($)
---------------------------            ----      ------         -----         -------               ---
Gregory R. Binkley.................    2003      243,731       654,000         59,000              3,000
  President and                        2002      219,231       393,500         50,000              2,981
     Chief Executive Officer           2001      204,346       150,000         50,000              2,550

Charles B. Lingen..................    2003      186,442       330,000         37,500              3,000
  Executive Vice President of
     Finance                           2002      165,846       225,000         35,000              1,192
     and Administration,               2001      153,477       103,000         35,000                 --
     Chief Financial Officer and
     Secretary/Treasurer

John M. Casler.....................    2003      186,442       330,000         37,500              3,000
  Executive Vice President             2002      165,846       225,000         35,000              2,981
     of Merchandising, Marketing       2001      153,477       103,000         35,000              2,463
     and Creative Services


-------------------------
(1) Amounts in the All Other Compensation column for the Named Executive Officers reflect employer matching contributions under the Company's 401(k) plan.

     The following table sets forth information with respect to the Named Executive Officers concerning the grant of options during 2003.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                   INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                -------------------------------------------------------       VALUE AT ASSUMED
                                  NUMBER OF       % OF TOTAL                               ANNUAL RATES OF STOCK
                                 SECURITIES        OPTIONS       EXERCISE                  PRICE APPRECIATION FOR
                                 UNDERLYING       GRANTED TO     OR BASE                       OPTION TERM(1)
                                   OPTIONS       EMPLOYEES IN     PRICE      EXPIRATION    ----------------------
NAME                            GRANTED(#)(2)    FISCAL YEAR      ($/SH)        DATE        5%($)        10%($)
----                            -------------    ------------    --------    ----------     -----        ------
Gregory R. Binkley..........       59,000            32.1         16.15       12/17/13     599,242      1,518,598
Charles B. Lingen...........       37,500            20.4         16.15       12/17/13     380,874        965,210
John M. Casler..............       37,500            20.4         16.15       12/17/13     380,874        965,210

-------------------------
(1) The compounding assumes a ten-year exercise period for all option grants. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the Company's future Common Stock prices. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(2) Incentive stock options granted pursuant to the Company's 1999 and 1996 Stock Option Plans. These options become exercisable in three cumulative installments of 33 1/3% on the first three anniversary dates of grant. The grant date was December 17, 2003.

     The following table sets forth information with respect to the Named Executive Officers concerning options held at year end 2003.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                              NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                  SHARES                    OPTIONS AT FISCAL YEAR-END       IN-THE-MONEY OPTIONS AT
                                 ACQUIRED       VALUE                  (#)                    FISCAL YEAR-END($)(1)
                                ON EXERCISE    REALIZED    ----------------------------    ----------------------------
NAME                                (#)          ($)       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                            -----------    --------    -----------    -------------    -----------    -------------
Gregory R. Binkley..........          --            --       182,263         109,000        2,195,266        637,975
Charles B. Lingen...........          --            --       118,465          72,500        1,447,634        442,935
John M. Casler..............       5,500        55,457        94,000          72,500        1,106,268        442,935

-------------------------
(1) Unexercised options were in-the-money if the fair market value of the underlying shares exceeded the exercise price of the option at December 31, 2003.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                         NUMBER OF SECURITIES
                                                                                          REMAINING AVAILABLE
                                                                                          FOR FUTURE ISSUANCE
                                           NUMBER OF SECURITIES                              UNDER EQUITY
                                            TO BE ISSUED UPON       WEIGHTED-AVERAGE      COMPENSATION PLANS
                                               EXERCISE OF         EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                           OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,       REFLECTED IN
                                           WARRANTS AND RIGHTS    WARRANTS AND RIGHTS         COLUMN (A))
PLAN CATEGORY                                      (A)                    (B)                     (C)
-------------                              --------------------   --------------------   ---------------------
Equity compensation plans approved by
  security holders(1)....................        1,025,340               $7.20                    329
Equity compensation plans not approved by
  security holders(2)....................           20,938               $7.50                     --
  Total..................................        1,046,278               $7.20                    329

---------------

(1) These plans are the Company's 1991 Stock Option Plan, 1996 Stock Option Plan and 1999 Stock Option Plan.

(2) The only equity compensation plan not approved by shareholders is the Company's 1994 Non-Qualified Performance Option Plan. The 1994 Plan provided for the issuance of options to purchase up to 100,000 shares of Common Stock to certain employees, contingent upon meeting certain quarterly pre-tax earnings levels. Options are exercisable over a ten-year period from the date of grant.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements with Gregory R. Binkley, Charles B. Lingen and John M. Casler. Each agreement is automatically renewed each December 31 for additional one year terms unless either party gives two months' notice of nonrenewal, and terminates upon the employee's death, disability or retirement at age 65. Upon termination of the agreement by reason of death or disability, each of the employees or his estate is entitled to a payment equal to 12 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Upon termination of the agreement (i) by the employee for good reason (as defined in the agreement) or (ii) by the Company without good cause or upon the Company's failure to renew the agreement, the employee is entitled to a payment equal to 24 months of his monthly base salary, plus a pro rata portion of the bonus that would otherwise have been payable to the employee under the Company's bonus plan then in effect. Each agreement also provides that if the employee is terminated, or resigns for good reason or if the Company fails to renew the agreement within two years following a substantial event (defined as a sale of substantially all of the Company's assets, a merger or other reorganization resulting in the incumbent directors constituting less than a majority of the board, or a tender offer for 50% or more of the Company's outstanding voting stock), such employee is entitled to a payment equal to three times his annual base salary, plus a pro rata portion of the bonus otherwise payable to the employee.

     The Company has entered into an agreement with Gary Olen pursuant to which Mr. Olen has granted the Company the exclusive right to use his name and likeness and provides services to the Company. The agreement continues until June 30, 2007 and is automatically renewed for additional one-year terms unless either party gives one year's notice of non-renewal. The Company pays Mr. Olen $50,000 per year under the agreement, subject to an annual cost of living adjustment, plus benefits.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is comprised of William T. Sena, Leonard M. Paletz and Jay A. Leitch. Mr. Paletz is a former Chief Executive Officer of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes policies relating to compensation of executive officers of the Company. The Committee is also responsible for the review and determination of salaries, bonuses and stock options for executive officers.

     Executive Compensation Policies

     The Company's compensation policy seeks to provide an appropriate relationship between executive pay and the creation of shareholder value, while motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with bonuses based upon corporate performance and stock options. Measurement of corporate performance is primarily based on the pre-tax earnings of the Company. Performance goals are revised annually to create an incentive for senior management to increase corporate earnings. The Committee feels that stock options are an effective incentive for executives to create value for shareholders since their value bears a direct relationship to the Company's stock price. Annual cash compensation, together with equity-based compensation, is designed to attract and retain qualified executives and to ensure that executives have a continuing stake in the long-term success of the Company.

     Base Salary. Base salaries for executive officers, as well as changes in base salaries, are determined by the Committee based upon recommendations by the Chief Executive Officer, comparable salaries for companies of similar size and profitability, and an evaluation of subjective factors such as the individual's position, contribution, experience and length of service.

     Annual Bonus. The Company's annual bonus program provides for the payment of cash bonuses based upon the achievement of pre-determined corporate performance goals. For 2003, the Committee established specific levels of Company pre-tax earnings as the performance measure for determining cash bonuses. The bonus pool could range from $50,000 at pre-tax earnings of $2.5 million increasing to $350,000 plus 30% of pre-tax earnings over $4.0 million. Cash bonuses totaling $2,869,000 were earned for 2003.

     Stock Options. Stock option awards to executive officers consist of annual grants and in some years possible additional grants based on corporate performance. The total number of annual stock option grants is determined by the Committee taking into consideration the incentive potential of the award as well as aggregate employee stock option ownership and overall corporate performance. Individual awards are based upon recommendations by the Chief Executive Officer. In late 2003, the Committee approved a stock option program for 2004 consisting of the grant of options for 184,000 shares of Common Stock to five officers, including three executive officers, under existing option plans.

     CEO Compensation

     Gregory R. Binkley, the Company's Chief Executive Officer, was paid a base salary of $230,000 for 2003, increased mid-year to $260,000. Mr. Binkley earned a cash bonus of $654,000 under the 2003 bonus program based on his position and contribution to the Company's financial performance. Mr. Binkley's 2003 bonus was 22.8% of the total Company bonus pool under the 2003 bonus program compared to his 2002 bonus which was

23.1% of total Company bonus. Mr. Binkley was also granted a 59,000 share option under the stock option program for the current year.

     Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986 limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to the chief executive officer and the other named executive officers in the company's proxy statement. Compensation which is performance-based is exempt from the $1 million deductibility limitation. The Committee has reviewed the application of Section 162(m) to its executive compensation policies and does not believe that such policies are affected by the Section 162(m) limitation at this time.

                                          William T. Sena, Chairman
                                          Leonard M. Paletz
                                          Jay A. Leitch

                               PERFORMANCE GRAPH

     The following graph shows a five-year comparison of the cumulative total returns for the Company's Common Stock (*), the CRSP (**) Index for NASDAQ Stock Market and the CRSP Index for NASDAQ Retail Trade Stocks. The graph assumes $100 invested on December 31, 1998 in the Company's Common Stock and each index with all dividends reinvested.

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
AMONG THE SPORTSMAN'S GUIDE, INC., NASDAQ STOCKS AND NASDAQ RETAIL TRADE STOCKS

[PERFORMANCE GRAPH]

                                                    SPORTSMAN'S GUIDE             NASDAQ STOCKS            NASDAQ RETAIL TRADE
                                                    -----------------             -------------            -------------------
Dec-98                                                   100.00                      100.00                      100.00
Mar-99                                                   113.79                      110.19                       98.59
Jun-99                                                   102.30                      118.56                       92.68
Sep-99                                                    88.51                      126.06                       84.46
Dec-99                                                    58.05                      185.43                       87.66
Mar-00                                                    65.80                      219.89                       77.56
Jun-00                                                    56.90                      179.74                       62.70
Sep-00                                                    29.89                      171.97                       65.79
Dec-00                                                    16.95                      111.83                       53.81
Mar-01                                                    18.39                       83.93                       55.39
Jun-01                                                    25.92                       96.71                       64.50
Sep-01                                                    41.01                       68.25                       55.77
Dec-01                                                    50.85                       90.44                       75.20
Mar-02                                                    78.80                       84.06                       74.60
Jun-02                                                   127.82                       67.00                       76.35
Sep-02                                                   143.08                       55.02                       63.03
Dec-02                                                   112.18                       61.95                       62.75
Mar-03                                                   138.94                       63.02                       62.05
Jun-03                                                   180.23                       74.48                       72.47
Sep-03                                                   226.48                       82.14                       78.98
Dec-03                                                   309.52                       90.44                       86.58

 Assumes $100 invested on December 31, 1998 in The Sportsman's Guide, Inc. common stock, the NASDAQ stock index and the NASDAQ Retail Trade stock index, with all dividends reinvested. The indices for NASDAQ stocks and NASDAQ Retail Trade stocks were prepared by the Center for Research in Security Prices, University of Chicago GSB.
-------------------------
 * The Company's Common Stock traded on the NASDAQ National Market under the symbol "SGDE" from February 5, 1998 through February 26, 2001. The Company's Common Stock was traded on the NASDAQ SmallCap Market from February 27, 2001 through June 4, 2002 and was transferred to the NASDAQ National Market effective June 5, 2002.

** Center for Research in Security Prices, Graduate School of Business,
   University of Chicago, Chicago, Illinois.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of March 12, 2004 (the record date for the Annual Meeting) by each director and nominee for director of the Company, each Named Executive Officer and all directors and executive officers as a group, and those persons or groups known by the Company to own more than 5% of the Common Stock.

                                                                     COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                                ----------------------
NAME                                                            NUMBER     PERCENT(1)
----                                                            ------     ----------
Directors and Executive Officers(2):
Gary Olen(3)................................................      1,250        *
Gregory R. Binkley(4).......................................    201,013       4.1%
Charles B. Lingen(5)........................................    118,465       2.5%
John M. Casler(6)...........................................     84,000       1.8%
Leonard M. Paletz...........................................     21,322        *
William T. Sena.............................................         --         --
Jay A. Leitch...............................................         --         --
Darold D. Rath..............................................      4,400        *
All directors and executive officers as a group
  (8 persons)(7)............................................    430,450       8.5%
Other Shareholders Owning More Than 5% of Common Stock:
Dalton, Greirer, Hartman, Maher & Co.(8)....................    328,551       7.0%
  565 Fifth Avenue, Suite 2101
  New York, NY 10017
Bjurman, Barry & Associates(9)..............................    299,560       6.4%
  10100 Santa Monica Boulevard, Suite 1200
  Los Angeles, CA 90067
David L. Babson & Company Inc.(10)..........................    254,200       5.4%
  One Memorial Drive
  Cambridge, MA 02142-1300

-------------------------
   * Less than 1%.

 (1) Percentages are calculated on the basis of the number of shares outstanding on March 12, 2004 plus the number of shares issuable pursuant to options held by the individual which are exercisable within 60 days after March 12, 2004.

 (2) The address of each director and executive officer is 411 Farwell Avenue, South St. Paul, Minnesota 55075.

 (3) Includes 1,250 shares issuable upon the exercise of options.

 (4) Includes 2,000 shares held in the name of Mr. Binkley's wife and 181,013 shares issuable upon the exercise of options.

 (5) Includes 118,465 shares issuable upon the exercise of options.

 (6) Includes 84,000 shares issuable upon the exercise of options.

 (7) Includes 384,728 shares issuable upon the exercise of options.

 (8) Based on a Schedule 13G filing dated February 4, 2004. Dalton, Greirer, Hartman, Maher & Co., a registered investment advisor, has sole power to vote 317,851 shares and sole power to dispose of 328,551 shares.

 (9) Based on a Schedule 13G filing dated February 5, 2003 filed by Bjurman, Barry & Associates, George Andrew Bjurman and Owen Thomas Barry III. Bjurman, Barry & Associates, a registered investment advisor, has sole power to vote and dispose of 299,560 shares as of July 31, 2002. Messrs. Bjurman and Barry disclaim beneficial ownership of any shares attributed to Bjurman, Barry & Associates.

(10) Based on a Schedule 13G filing dated February 10, 2004. David L. Babson & Company Inc., a registered investment advisor, has sole power to vote 249,900 shares, shared power to vote 4,300 shares, and sole power to dispose of 254,200 shares. David L. Babson & Company Inc. may be deemed the beneficial owner of the shares which are owned by various investment advisory clients.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and ten percent beneficial owners of Common Stock to file reports of ownership and changes of ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company believes that during 2003 all Section 16 filing requirements applicable to its directors, executive officers and ten percent beneficial owners were met, except that Mr. Rath filed a late Form 4 reporting a market purchase in November 2003 and Messrs. Binkley, Lingen and Casler filed Form 5s reporting option grants in December 2003.

                             SHAREHOLDER PROPOSALS

     Proposals by shareholders intended to be presented at the 2005 Annual Meeting must be received by the Secretary of the Company on or before November 26, 2004 to be considered for inclusion in the proxy statement for that meeting. Proposals should be directed to the Company's executive offices at 411 Farwell Avenue, South St. Paul, Minnesota 55075, Attention: Mr. Charles B. Lingen, Secretary/Treasurer. Shareholder proposals intended to be submitted at the 2005 Annual Meeting outside the processes of Rule 14a-8 will be considered untimely under Rule 14a-4(c)(1) if not received by the Company at its executive offices on or before February 9, 2005.

     Shareholder recommendations for director candidates must be received by the Nominating and Corporate Governance Committee at the Company's executive offices on or before November 26, 2004 to be considered for nomination in connection with the 2005 Annual Meeting. Names submitted after this deadline will not be considered.

                             ADDITIONAL INFORMATION

     The Company's Annual Report to Shareholders for the year ended December 31, 2003 accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.

                            SOLICITATION OF PROXIES

     The Company will bear the entire expense of this proxy solicitation. Arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy solicitation materials to their principals and the Company will, upon request, reimburse them for their reasonable expenses in so doing. Officers and other regular employees of the Company may solicit proxies by mail, in person or by telephone.

                                          THE SPORTSMAN'S GUIDE, INC.

                                          /s/ CHARLES B. LINGEN
                                          Charles B. Lingen, Secretary

                                                                      APPENDIX A

                          THE SPORTSMAN'S GUIDE, INC.
                            AUDIT COMMITTEE CHARTER

I.  PURPOSE

     The Audit Committee of the Board of Directors shall provide independent review and oversight of the Company's financial reporting processes, internal controls and independent accountants. The Audit Committee shall be directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent accountants. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

II.  COMMITTEE MEMBERSHIP

     The Audit Committee shall be comprised of at least three directors of the Company. Each member of the Audit Committee shall satisfy the independence, experience and financial expertise requirements of applicable law and the listing standards of the Nasdaq Stock Market. In addition, at least one member of the Audit Committee shall be an audit committee financial expert as defined by applicable law and Nasdaq listing standards. Director's fees are the only compensation that an Audit Committee member may receive from the Company.

     The Board of Directors shall appoint the members of the Audit Committee. The members of the Audit Committee shall serve until their successors are appointed and qualify, and shall designate the Chairman of the Audit Committee.

III.  MEETINGS

     The Audit Committee shall meet regularly as necessary to discharge its responsibilities and duties or as circumstances require. The Audit Committee shall meet periodically with management and the independent accountants in separate executive sessions in furtherance of its purpose.

IV.  AUTHORITY AND RESPONSIBILITIES

     A. AUTHORITY

     The Audit Committee shall have sole authority and be directly responsible for the appointment, compensation, retention and oversight of the work of the independent accountants employed by the Company (including resolution of disagreements between management and the accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services, and such independent accountants shall report directly to the Audit Committee.

     The Audit Committee shall pre-approve all audit, review and attest engagements and all permissible non-audit services, unless the engagement is entered into pursuant to pre-approval policies and procedures established by the Audit Committee that are detailed as to the particular service and the Audit Committee is informed of each service, or as otherwise permitted by applicable law with respect to de minimus non-audit services. The Audit Committee may consult with management, but shall not delegate these responsibilities to management.

     The Audit Committee shall have the authority to engage independent counsel and other advisers as it determines necessary to carry out its duties, and to conduct or authorize investigations into any matters within the scope of its responsibilities.

     The Company shall provide appropriate funding, as determined by the Audit Committee in its capacity as a committee of the Board of Directors, for payment of (i) compensation to the independent accountants engaged to render or issue an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisers employed by the Audit Committee and
(iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

     B. RESPONSIBILITIES AND DUTIES

     In carrying out its responsibilities and duties, the Audit Committee shall:

     - Review and discuss with management and the independent accountants the Company's annual audited financial statements, including disclosures made in Management's Discussion and Analysis of Financial Condition and Results of Operations (MD&A), and the matters required to be discussed pursuant to Statement on Auditing Standards (SAS) No. 61, and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     - Review and discuss with management and the independent accountants the Company's quarterly financial statements, including disclosures made under MD&A or similar disclosures, and the matters required to be discussed pursuant to SAS No. 61, prior to the release of final quarterly financial results and filing of the Company's Form 10-Q, including the results of the independent accountants' reviews of the quarterly financial statements to the extent applicable.

     - Review and discuss with management and the independent accountants, as applicable:

        - all significant accounting principles and practices, including critical accounting policies and estimates, used by the Company in the preparation of its financial statements, and any significant changes in the Company's selection or application of significant or critical accounting principles, practices, policies, or estimates;

        - all alternative treatments within generally accepted accounting principles for policies and practices related to material items discussed with management, including the ramifications of the use of alternative disclosures and treatments and the treatment preferred by the independent accountants;

        - material written communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences;

        - the adequacy and effectiveness of the Company's internal controls, any material weaknesses identified by management or the independent accountants, and any corrective actions with regard to significant deficiencies and material weaknesses;

        - any problems, difficulties or differences encountered in the course of the audit work, including any disagreements with management or restrictions on the scope of the independent accountants' activities or on access to requested information;

        - the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; and

        - pre-releases of earnings and final earnings press releases.

     - Discuss with management the Company's major financial risk exposures and the steps taken to monitor and control such exposures.

     - Evaluate the qualifications, performance and independence of the independent accountants, including all relationships between the independent accountants and the Company, and obtain from the independent accountants the written disclosures as required by Independence Standards Board Standard No. 1.

     - Ensure that the lead partner and the concurring partner of the independent accountants responsible for the audit are rotated at least every five years as required by applicable law, rules and regulations.

     - Recommend to the Board of Directors policies for the Company's hiring of employees or former employees of the independent accountants who were engaged on the Company's account.

     - Discuss with the independent accountants the Company's internal audit function.

     - Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     - Review and approve all related-party transactions.

     - Make regular reports to the Board of Directors.

     - Review and reassess the adequacy of this charter annually.

V.  LIMITATIONS OF AUDIT COMMITTEE'S ROLES

     While the Audit Committee has the responsibility and authority set forth in this charter, it is not the duty of the Audit Committee to prepare financial statements, plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent accountants.

Adopted: September 30, 2003

PROXY                     THE SPORTSMAN'S GUIDE, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 2004

        The undersigned hereby appoints Gregory R. Binkley and Charles B. Lingen and each of them, as proxies, with full power of substitution, to vote all shares of Common Stock of The Sportsman's Guide, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, May 7, 2004 at 2:00 p.m. and any adjournments thereof as follows:

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

      1. ELECTION OF DIRECTORS              FOR all nominees listed below         WITHHOLD AUTHORITY
                                            (except as marked to the              to vote for all nominees listed
                                            contrary below).  [ ]                 below.  [ ]

    INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name below.

              Gary Olen, Gregory R. Binkley, Charles B. Lingen,
      Leonard M. Paletz, William T. Sena, Jay A. Leitch, Darold D. Rath

    2. Approval of the 2004 Stock Incentive Plan.

     [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

    3. Ratification of the engagement of Grant Thornton LLP as independent certified public accountants for the Company for 2004.

     [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

    4. In their discretion to vote upon such other business as may properly come before the meeting.

                         (Continued on reverse side)

                          (continued from other side)

        IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, FOR THE APPROVAL OF THE 2004 STOCK INCENTIVE PLAN AND FOR THE RATIFICATION OF THE ENGAGEMENT OF GRANT THORNTON LLP.

        Please sign and date this Proxy below and return in the enclosed envelope.

                                                Dated:  , 2004




                                                ----------------------------
                                                        (Signature)




                                                ----------------------------
                                                        (Signature)

                                                Please date and sign your
                                                name as it appears hereon.
                                                When signing as an attorney,
                                                executor, administrator,
                                                guardian or in some other
                                                representative capacity,
                                                please give full title. All
                                                joint owners must sign.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS